FIRST AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TOP HAT SAVINGS PLAN

[AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2018]

Pursuant to the authority granted under Section 7.2(a) of the Cincinnati Financial Corporation Top Hat Savings Plan (the “Plan”), Cincinnati Financial Corporation hereby amends the Plan effective January 1, 2023 as set forth below.
1.Section 1.12 is amended to read as follows.
1.12    “Employer” means Cincinnati Financial Corporation and its U.S. subsidiaries, or their successors.
2.Section 1.14 is amended to read as follows.
1.14    “Executive” means as provided in (a) and (b) below as determined for each Plan Year.
(a)    General. Except as otherwise provided in (b) below, Executive means an Employee who satisfies (1), (2) or (3) below.
(1)    The Employer recognizes the Employee as an officer, and his Compensation is projected to be at least 120% of the indexed amount under Code §414(q)(1)(B)(i) either for the Plan Year for which eligibility is being determined, or for the immediately preceding Plan Year, as determined by the Committee.
(2)    The Employee’s Compensation, and/or Bonus for the Plan Year, when considered together, exceeds the Code §401(a)(17) compensation limit.
(3)    The Employee is designated by the Committee as eligible to participate in the Plan for purposes of some or all of its provisions.
(b)    Post-2022 Grandfathered Participants. Notwithstanding (a) above, a Grandfathered Participant is an Executive for a post-2022 Plan Year.
3.Article I is amended to add new Section 1.14A that reads as follows.
1.14A    “Grandfathered Participant” means an Employee who, for the 2022 Plan Year, was an Executive who made a Deferral Election that was effective the entire year. If a Grandfathered Participant does not make a Deferral Election for a post-2022 Plan Year, or cancels his election during the year, he is no longer a Grandfathered Participant effective on the earlier of: (a) the date he canceled his election; or (b) December 31 of the last post-2022 Plan Year for which he made a Deferral Election that was effective the entire year.
4.Section 7.2(a) is amended to read as follows.
(a)    Amendment. Cincinnati Financial Corporation or the Committee may amend the Plan at any time prospectively or retroactively. . The Plan can only be amended by a written instrument

(including Committee minutes and board resolutions) that Cincinnati Financial Corporation or the Committee considers an amendment.
Executed on 1st of December, 2022.

                            By:    /S/ Michael J. Sewell
Michael J. Sewell,
Chief Financial Officer, Executive Vice President and Treasurer of Cincinnati Financial Corporation

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